AMENDMENT NO. 12 TO FINANCING AGREEMENTS


                                                              September 25, 2002



One Price Clothing Stores, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing of Puerto Rico, Inc.
1875 East Main Street
Duncan, South Carolina 29334

Gentlemen:

         Congress Financial Corporation (Southern) ("Lender"), One Price Clothing Stores, Inc. ("One Price") and One Price Clothing of Puerto Rico, Inc. ("One Price PR"; and together with One Price, individually referred to as a "Borrower" and collectively as the Borrowers") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 25, 1996, between the Lender and Borrowers (the "Loan Agreement"), as amended by Amendment No. 1 to Financing Agreements, dated May 16, 1997, Amendment No. 2 to Financing Agreements, dated June 17, 1997, Amendment No. 3 to Financing Agreements, dated February 19, 1998, Amendment No. 4 to Financing Agreements, dated January 31, 1999, Amendment No. 5 to Financing Agreements, dated February 23, 2000, Amendment No. 6 to Financing Agreements, dated June 30, 2000, Amendment No. 7 to Financing Agreements, dated February 9, 2001, Amendment No. 8 to Financing Agreements, dated September 13, 2001, Amendment No. 9 to Financing Agreements, dated November 12, 2001, Amendment No. 10 to Financing Agreements, dated December 12, 2001, and Amendment No. 11 to Financing Agreements, dated January 31, 2002, and together with various other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Financing Agreements.

         Borrowers have requested that Lender agree to amend certain provisions of the Loan Agreement. Lender is willing to do so on the terms and conditions and to the extent set forth herein.
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         In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Amendments to Loan Agreement.

         (a) Interest Rate. The definition of "Interest Rate" set forth at
Section 1.33 of the Loan Agreement is amended in its entirety to read as follows:

                  "1.33 "Interest Rate" shall mean:

(a) subject to clause (b) below, as to Prime Rate Loans, a rate of one-half (1/2%) percent per annum in excess of the Prime Rate and as to Eurodollar Rate Loans a rate of two and one-quarter (2 1/4 %) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three
                  (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any Eurodollar Rate previously quoted to Borrower); and

(b) notwithstanding anything to the contrary contained herein, the
                  Interest Rate shall mean the rate of two and one-half (2 1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-quarter (4 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (i) for the period on and after (A) the date of termination or non- renewal hereof and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against either Borrower), or (B) the date of the occurrence of any Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and (ii) on the Loans at any time outstanding in excess of the amounts available to the respective Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

         (b) Adjusted Net Worth. The definition of "Adjusted Net Worth" set forth at Section 1.3 of the Loan Agreement is amended in its entirety to read as follows:


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                  "Adjusted Net Worth" shall mean as to any Person, at any
                  time, in accordance with GAAP (except as otherwise specifically set forth below),on a consolidated basis for such Person and its subsidiaries (if any),the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose as the lower of cost, on a first-in-first-out average cost basis, or market value computed under the retail method of accounting, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization),and
                  (b) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals); provided, that, after deduction of the amount, if any, of SFAS 109 Reserves of Borrowers and their consolidated subsidiaries, in accordance with GAAP, Borrower shall, for purposes of determining compliance with
                  Section 9.14 hereof, add back to the aggregate net book value of assets the amount of SFAS 109 Reserves so deducted up to a maximum amount of $14,000,000. For purposes of this definition, the term "SFAS 109 Reserves" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to all non-cash accounting reserves established against deferred income tax assets under Statement of Financial Accounting Standards Number 109."


         (c) Inventory Loan Limit. The definition of "Inventory Loan Limit" set forth at Section 1.35 of the Loan Agreement is amended in its entirety to read as follows:

                  "Inventory Loan Limit" shall mean $40,000,000."


         (d) Maximum Credit. The definition of "Maximum Credit" set forth at
Section 1.39 of the Loan Agreement is amended in its entirety to read as follows:

                  "Maximum Credit" shall mean $43,950,000; provided, that, the Maximum Credit shall permanently reduce each time Borrowers make a principal payment in respect of the Second Supplemental Loan, by an amount equal to the amount of such principal payment(s)."

         (e) Revolving Loans. Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:


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                  "(a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or by One Price on behalf of One Price PR),

                           (i) prior to January 20, 2003, up to an amount equal to the sum of: (A) the lesser of: (1) eighty (80%) percent of the Value of the Eligible Inventory of such Borrower, or (2) eighty-five (85%) percent of the Net Recovery Cost Percentage multiplied by the Cost of the Eligible Inventory of such Borrower, minus (B) any Availability Reserves; and

                           (ii) at all times on and after January 20, 2003, up to an amount equal to the lesser of: (A) the sum of:
                           (i) the lesser of: (x) eighty (80%) percent of the Value of the Eligible Inventory of such Borrower, or
                           (y) eighty-five (85%) percent of the Net Recovery Cost Percentage multiplied by the Cost of the Eligible Inventory of such Borrower, minus (ii) any Availability Reserves; or (B) the sum of: (1) ninety-two (92%) percent of the Net Recovery Cost Percentage multiplied by the Cost of the Eligible Inventory of such Borrower, minus (2) the sum of:
                           (aa) any Availability Reserves and (bb) the amount of outstanding Obligations in respect of the Second Supplemental Loan; provided, however, that upon Lender's determination that all of the Obligations arising in respect of the Second Supplemental Loan have been paid in full, Section 2.1(a)(ii)(B) hereof and the words "the lesser of " in the lead-in of this clause (ii) shall be deemed deleted.


         (f) Loan Monitoring Fee. Section 3.4.6 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "3.4.6 Loan Monitoring Fee. In addition to the servicing fee set forth in Section 3.3 hereof, as compensation for the Lender's agreements hereunder, the Lender shall have earned by its execution of this Agreement, an additional loan monitoring fee equal to .525% of the outstanding balance of the Second Supplemental Loan, payable in arrears on the first day of each month that any portion of the Second Supplemental Loan remains outstanding (and which shall be pro-rated based on a 30-day month and actual number of days elapsed for any partial month during which any portion of the Second Supplemental Loan remains outstanding)."

         (g) Blocked Accounts. Clause (A) of Section 6.3(a)(iii) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(A) the average daily Excess Availability of Borrowers at anytime hereafter shall be less than $2,500,000 for a period of any twenty (20) consecutive Business Days, or"


         (h) Inventory Covenants. Clause (d) of Section 7.3 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(d) upon Lender's request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period (at times to be mutually agreed to by Borrowers and Lender), but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely;"


         (i) Adjusted Net Worth. Section 9.14 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "9.14 Adjusted Net Worth. Borrowers shall, at all times, maintain Adjusted Net Worth of not less than $22,000,000."


         (j) Minimum Excess Availability. Section 9.15.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "9.15.1 Excess Availability. Borrowers shall (a) for the period commencing September 13, 2001 through and including November 15, 2002, maintain Excess Availability of at least $1,500,000, (b) for the period commencing November 16, 2002, through and including December 31, 2002, maintain Excess Availability of at least $2,000,000, and (a) for the period commencing January 1, 2003 and at all times thereafter, maintain Excess Availability of at least $1,500,000."

         (k) Costs and Expenses. Section 9.17 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  " 9.17 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (i) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (ii) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (iii) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (iv) costs and expenses of preserving and protecting the Collateral; (v) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (vi) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and such Borrower's operations, plus a per diem charge at Lender's then standard rate for Lender's examiners in the field and office (which rate as of the date hereof is $750 per person per day); and (vii) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing."

(l) Term. (a) The first sentence of Section 12.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on July 31, 2005 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

         (b) Clauses (i), (ii) and (iii) of the first sentence of Section 12.1(c) of the Loan Agreement (as previously amended) are hereby deleted in their entirety and the following is substituted therefor:

                  "(i)  1% of the                      September 25, 2002 to and
                        Inventory Loan Limit           including July 31, 2003.

                  (ii)   1/2 % of the                  August 1, 2003 to and
                         Inventory Loan Limit          including July 31, 2004.

                  (iii)  1/8% of the                   August 1, 2004 to but not
                         Inventory Loan Limit          including July 31, 2005;
                                                       or if the term of this
                                                       Agreement is extended for
                                                       any year as provided
                                                       above,  then at any time
                                                       prior to end of the then
                                                       current term."
3. Carolina First Bank.

(a) Lender hereby consents to an extension of the term of the Carolina Bank Documents to July 31, 2005.

(b) Lender's consent pursuant to Section 3(a), shall, however, be conditioned Lender's receipt, in form and substance satisfactory to Lender, of the written agreements between One Price and Carolina Bank setting forth the foregoing modification, together with, if required by Lender, a written confirmation by Carolina Bank of the continued effectiveness of the Intercreditor Agreement, dated May 16, 1997, between Lender and Carolina Bank, in form and substance satisfactory to Lender and accompanied by the written agreement and acknowledgment of One Price.


4. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender, Borrower shall pay to Lender a fee for entering into this amendment in the amount equal to $125,000, which fee is fully earned and payable as of the date hereof and may be charged directly to the loan account of Borrower maintained by Lender.

5.Conditions Precedent. The effectiveness of the amendments set forth herein are further conditioned upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

(a) No Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

(b) Lender shall have received an original of the consent letter, duly authorized and delivered by Enhanced Retail Funding, LLC, in form and substance satisfactory to Lender, agreeing to its consent to this Amendment; and

(c) Lender shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers and One Price VI.


6. Additional Representations, Warranties and Covenants. Each Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

(a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment); and

(b) This Amendment has been duly executed and delivered by each Borrower and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower contained herein constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

7. Miscellaneous.

(a) Entire Agreement; Ratification and Confirmation of the Financing
Agreements. This Amendment contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing signed by the party against whom such modification or waiver is sought to be enforced. Except for those provisions specifically modified or waived pursuant hereto, the Financing Agreements are hereby ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

(b) Governing Law. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Georgia, without regard to principles of conflicts of law.

(c) Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


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 (d) Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

By the signature hereto of each of their duly authorized officers, all of the parties hereto mutually covenant and agree as set forth herein.
                                        Very truly yours,

                                        CONGRESS FINANCIAL CORPORATION(SOUTHERN)

                                        By: /s/ Morris P. Holloway
                                            Morris P. Holloway

                                        Title: Senior Vice President


AGREED AND ACCEPTED:

ONE PRICE CLOTHING STORES, INC.

By: /s/ C. Burt Duren
C. Burt Duren

Title: Vice President-Finance & Treasurer

ONE PRICE CLOTHING OF PUERTO RICO, INC.

By: /s/ C. Burt Duren
C. Burt Duren

Title: Vice President & Treasurer

CONSENTED TO AND AGREED:

ONE PRICE CLOTHING - U.S. VIRGIN ISLANDS, INC.

By: /s/ C. Burt Duren
C. Burt Duren

Title: Vice President & Treasurer